Exhibit 31.1

CF INDUSTRIES HOLDINGS, INC.

CERTIFICATION PURSUANT TO SECTION 302
OF THE SARBANES OXLEY ACT OF 2002

I, Stephen R. Wilson, certify that:

1.                         I have reviewed this quarterly report on Form 10-Q/A of CF Industries Holdings, Inc.; and

2.                         Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 7, 2011	/s/ STEPHEN R. WILSON
Stephen R. Wilson
President and Chief Executive Officer,
Chairman of the Board
(Principal Executive Officer)